UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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The Bancorp, Inc.
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(Exact Name of Registrant as Specified in its Charter)

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The Bancorp, Inc.
409 Silverside Road
Wilmington, DE 19809

On April 5, 2016, The Bancorp, Inc., a Delaware corporation (the "Company"), filed a definitive proxy statement (the "Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Company's 2016 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held at 409 Silverside Road Suite 105, Wilmington, Delaware 19809 on Wednesday, May 18, 2016 at 9:00 A.M., Delaware time.

This amendment to the Proxy Statement is being filed with the SEC by the Company to correct a clerical error in the Proxy Statement with respect to the tabular presentation of the membership of the Nominating and Governance Committee of the Company's Board of Directors.   Except as set forth below, this amendment to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement.

The table appearing in "CORPORATE GOVERNANCE – Board Committees" in the Proxy Statement is replaced in its entirety with the following:

Board Member	Audit	Compensation	Risk Oversight	Bank Secrecy Act	Nominating and Governance	Executive
Daniel G. Cohen						Chairman
Walter T. Beach	X	Chairman			X	X
Michael J. Bradley	Chairman	X	X
John Chrystal			X(a)	X(a)		X
Matthew Cohn	X				X
William H. Lamb		X			Chairman	X
Hersh Kozlov			X
James McEntee			Chairman	X
Mei-Mei Tuan			X	Chairman
Meetings held in 2015	18	1	6	11	1	1

(a)            Upon his appointment as Interim Chief Executive Officer, Mr. Chrystal became a non-voting member of these committees.